Loan Agreement

By and between

Shareholders of Shenzhen Jifu Communication Technology Co., Ltd.

(“Borrower”)

and

Shenzhen CCPower Investment Consulting Co., Ltd.

(“Lender”)

[May 7, 2013]

Loan Agreement

Loan Agreement

This Loan Agreement (“this Agreement”) is executed by and among the following Parties on May 7, 2013.

(1)	Shareholders of Shenzhen Jifu Communication Technology Co., Ltd. (hereinafter as “Borrower”), as follows:

Name of the Shareholder	Shareholding Ratio (%)	Contribution	ID Card No.
Sumin Su	55	RMB1,650,000	360104196204090424
Di Wu	45	RMB1,350,000	440301198703170913

and

(2)

Shenzhen CCPower Investment Consulting Co., Ltd. (hereinafter called the “Lender”), a wholly foreign owned enterprise registered in China with its registered address at Room 705, Cyber Times Tower B, Tairan Road, Futian district, Shenzhen, China. Its legal representative is Renyan GE.

(Borrower and Lender are collectively called “the Parties” or “each Party” or “a Party” respectively.)

WHEREAS:

(1)	Borrower holds 100% of the Equity Interests in Shenzhen Jifu Communication Technology Co., Ltd. (the “Company”);
(2)	Lender is a wholly foreign owned enterprises incorporated in Shenzhen in accordance with the laws of People’s Republic of China;
(3)	Borrower desires to borrow from Lender for the operations of the Company by pledging her equity in the Company to Lender as the guaranty hereof, and Lender agrees to provide such loan to Borrower.

NOW, THEREFORE, The Parties made and entered into this Agreement with respect to the Loan hereunder through friendly negotiation as follows:

1.          Definitions
Except provided otherwise, the terms under this Agreement shall mean:

1.1

“Assets Transfer” refers to the assignment of the Company’s assets to Lender or its designated third party in accordance with the provisions of the exclusive purchase option agreement (the “Exclusive Purchase Option Agreement”) executed on the execution date of this Agreement;

1.2

“Company” refers to Shenzhen Jifu Communication Technology Co., Ltd., a domestic company which is incorporated and validly existing under the PRC Laws, its business license No. is 440301105334393, and its registered address is West Side, 4 Floor, 8 Building, Maqueling Industrial Zone, Nanshan District, Shenzhen, China;

1.3	“Equity” or “Equity Interests” refers to one hundred percent (100%) of the equity interests in the Company owned by Borrower;

1.4

“Equity Transfer” refers to the assignment of Company’s Equity Interests held by Borrower to Lender or its designated third party in accordance with the provisions of the Exclusive Purchase Option Agreement;

1.5	“Loan” refers to the Total Principal loaned to Borrower by Lender in accordance with Article 2 hereunder;
1.6	“PRC” refers to the People’s Republic of China, for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province;
1.7	“PRC Laws” refers to all PRC laws, administrative regulations and government rules in effect now or as they may be modified throughout the term of this Agreement;
1.8	“RMB” refers to the legal currency within the PRC;
1.9	“Shareholder” or “Borrower” refers to the owner of the Equity Interests in the Company.

2.          The Total Loan Amount
The total principal of the Loan hereunder is [3,000,000] RMB (“Total Principal”).

3.	Term of the Loan

Unless otherwise provided, the term of Loan shall commence upon the obtaining of the Loan by Borrower and expire when the Loan is completely repaid by Borrower in accordance with the provisions of Article 6 hereunder or expressly waived in writing by Lender.

4.	Loan Usage
4.1

The Total Principal of the Loan provided hereunder shall be used by Borrower for the operations of the Company, and Borrower shall in no event change the usage without the prior written consent by Lender. Borrower hereby covenants and agrees to contribute, within two (2) working days immediately following the funding of the Loan, the Total Principal of the Loan to the bank account of the Company.

5.	Loan Interest
5.1	Except as provided in Section 5.2 hereunder, the Loan hereunder shall be interest-free.
5.2

When the Equity Transfer or the Assets Transfer set forth in the Article 6 hereof takes place and if the deemed value of the consideration of Equity Transfer or consideration of Assets Transfer in accordance with Article 6 hereof is higher than the Total Principal due to the requirement by the then applicable law or any other reason, the excess shall be deemed to be interest on the Loan (the “Interest”) to the maximum extent being permitted by the PRC Laws, and shall be repaid to Lender by Borrower together with the Total Principal pursuant to the consideration of Equity Transfer or consideration of Assets Transfer, as the case may be, in accordance with Article 6 hereof. Borrower further agrees to handle the balance in excess of the permitted Interest according to Lender’s instruction.

6.	Repayment
6.1

The Loan shall become due and payable upon request of Lender after the completion of the Equity transfer or the Assets transfer. Lender shall be entitled to demand the repayment at any time by the delivery of a written notice of demand for repayment sent by Lender to Borrower (“Repayment Notice”). The Repayment Notice shall indicate Lender’s election for the Loan to be repaid by way of the consideration of Equity Transfer or consideration of Assets Transfer in accordance with Section 6.3, or by other manner set forth in the Repayment Notice.

6.2	Repayment Notice shall indicate the terms and conditions for repayment of the Loan (“Repayment Terms”).
6.3	Except as provided otherwise by Repayment Notice, Borrower shall repay the Loan to Lender in accordance with the following provisions:
6.3.1

In the event of an Equity Transfer under the Exclusive Purchase Option Agreement, the Loan shall be repaid in full by way of Borrower’ payment to Lender of the consideration of Equity Transfer paid by Lender to Borrower, net of any tax paid by the Shareholder on such consideration (the “Consideration of Equity Transfer”) (If the deemed value of the Consideration of Equity Transfer is higher than the Total Principal, the excess shall be deemed to be Interests of the Loan to the maximum extent being permitted by PRC Laws. Borrower further agrees to handle the balance in excess of the permitted Interest according to Lender’s instruction);

6.3.2

In the event of an Assets Transfer, the Loan shall be repaid in full by way of Borrower’ payment to Lender of her allocable portion, to the maximum extent as permitted by PRC Laws, of the consideration paid by Lender to the Company for the Assets Transfer, net of any tax paid by the Company or the Shareholder on such consideration (the “Consideration of Assets Transfer”) (If the deemed value of the Consideration of Assets Transfer is higher than the Total Principal, the excess shall be deemed to be Interest on the Loan to the maximum extent being permitted by PRC Laws. Borrower further agrees to handle the balance in excess of the permitted Interest according to Lender’s instruction);

6.4

If the deemed value of the Consideration of Equity Transfer or Assets Transfer is lower than the Total Principal under this Agreement, Borrower shall be exempted from the shortfall repayment obligation.

7.	Conditions for Granting of the Loan
7.1

Lender shall grant the Loan immediately following the receipt of the written evidence which proves that the Parties have fulfilled all the following conditions hereof (or subject to any waiver by Lender of any conditions as follows):

7.1.1	Lender has obtained all of the required licenses, permits, approvals and registrations to open its capital account and current bank accounts and has commenced its business;

7.1.2	Borrower has signed the Equity Pledge Agreement set forth in Article 9 hereof; and
7.1.3

The warranties and undertakings made by Borrower in Article 8 hereof shall be true, correct and complete in all aspects when made, and shall be true, correct and complete in all aspects during the term of the Loan.

7.2	Borrower shall cause the Total Principal amount to be transferred directly to the Company’s bank account for the operations of the Company.

8.	Borrower’s Warranties and Undertakings
8.1	Borrower hereby represents and warrants to Lender that, as of the execution date of this Agreement:
8.1.1

Borrower legally holds one hundred percent (100%) of the Equity Interests in the Company and there are no other options, warrants, rights, agreements or understandings by which any person has a right or claim to acquire from the Company or from Borrower any equity interest in the Company;

	8.1.2	Except as otherwise provided in the Equity Pledge Agreement and Exclusive Purchase Option Agreement, there is no pledge or other forms of encumbrances or claims on the Equity Interests;
	8.1.3	There are no material debts which adversely affect the Loan borrowed by Borrower from Lender;
	8.1.4	Borrower has obtained all the necessary written approvals and authorizations from every relevant third party, if any, with respect to Borrower’ execution and implementation of this Agreement; and
	8.1.5	Execution of this Agreement by Borrower shall not constitute any breach of the Article of Associations of the Company.
8.2	Borrower undertakes, and will also cause the Company to undertake, the followings:
8.2.1

Except as otherwise provided in the Equity Pledge Agreement and Exclusive Purchase Option Agreement and other agreements signed among Borrower, the Company and the Lender, without Lender’s prior written consent, Borrower and Company shall not transfer, sell, mortgage or otherwise dispose of or encumber any assets or incomes of the Company;

8.2.2

Without Lender’s prior written consent, Borrower shall not engage in any business or operation which is in competition with the Company, the Company’s owned or controlled subsidiaries and Lender, nor shall Borrower invest in or work for any company or entity which is in competition with the Company, the Company’s owned or controlled subsidiaries, or Lender;

8.2.3

Without Lender’s prior written consent, Borrower shall not take action to supplement or amend the Articles of Association of the Company, nor to increase or decrease the registered capital or change the shareholding structure of the Company in any manner;

8.2.4

Without Lender’s prior written consent, Borrower or the Company shall not take action to, and shall prevent the Company from taking action to approve, cause or allow the dissolution, liquidation or change of legal form of the Company or any of its owned and controlled subsidiaries;

8.2.5

Without Lender’s prior written consent, the shareholder’s meeting of the Company shall not approve, cause or allow any profit distribution proposal, nor shall Borrower accept such distributed dividends; at Lender’s request, Borrower shall promptly convene the shareholder’s meeting of the Company for the purpose of allocating the Company’s distributable profits, approve for the profit distribution proposal, which has been approved by Lender in writing in advance, and accept such distributed dividends;

8.2.6	At Lender’s request, Borrower shall provide Lender with all information regarding the Company’s business operation and financial condition;
8.2.7	Without Lender’s prior written consent, Borrower shall not incur or succeed to any debts or liabilities which may adversely affect her Equity Interests;
8.2.8

Borrower shall appoint, and appoint only, the candidates nominated by Lender to the board of directors and supervisor office of the Company, and shall not replace such candidates without Lender’s written consent;

8.2.9

Except as Lender may otherwise consent in writing in advance, Borrower shall not cause the Company shareholder’ meeting and the board of directors to approve any establishment of new subsidiary, any acquisition by, any consolidation with, or any investment in any third party;

8.2.10

Borrower shall promptly notify Lender of any pending or threatened lawsuit, arbitration or administrative disputes which involve the assets, business or incomes of the Company; and make every effort to take action to resolve such lawsuit, arbitration or administrative disputes for safeguarding the legal rights and interests of the Company;

8.2.11	Without Lender’s prior written consent, Borrower shall not take action to approve, cause or allow any conduct that could materially affect the Company’s assets, business or liabilities; and
8.2.12

Borrower shall strictly comply with the provisions of this Agreement, and effectively perform its obligations hereunder, and shall be prohibited from committing any conduct which may affect the validity or enforceability of this Agreement.

9.          Guaranty of the Loan
To secure the repayment of the Loan hereunder, Borrower agrees to pledge all her Equity Interests in the Company to Lender, and all Parties agree to execute the Equity Pledge Agreement with respect thereto.

10. Tax and Expense

10.1

The Parties shall pay their respective taxes and expenses in relation to the execution and performance hereof in accordance with the PRC Laws. Borrower may charge her taxes and expenses in relation to the execution and performance hereof to the Company, upon Lender’s prior approval.

10.2	Lender shall pay the taxes and expenses in accordance with Section 6.4 hereof (if applicable).

11.	Assignment of Agreement
11.1	Borrower shall not transfer any or all of her rights and obligations under this Agreement to any third party without the prior written consent of Lender.
11.2

The Parties agree that Lender shall be allowed, at its own discretion, to transfer any or all of its rights and obligations under this Agreement to any third party upon the delivery of a five (5)–day written notice to Borrower.

12.	Liabilities and Indemnities for Breach of this Agreement
12.1	If Borrower fails to use the Loan in compliance with the terms and conditions of this Agreement, Lender may require Borrower to promptly repay the unduly used part.
12.2

If Borrower breaches any warranty or undertaking as provided in Article 8 or other provisions under this Agreement hereof, or the Company breaches any provisions provided in the Technology Service Agreement, Consigned Management and Service Agreement or Exclusive Purchase Option Agreement or other agreements signed among Borrower, the Company and Lender, and fail to redress such breach within fifteen (15) days upon receipt of the written notice from Lender, Lender shall be entitled to request Borrower to repay the granted Loan immediately.

12.3

If Borrower fails to repay the Loan in compliance with the terms and conditions of this Agreement, Borrower should pay a damage of 0.03% of the unpaid part of the repayable Loan on each day of delay to Lender. If the repayment is delayed for more than fifteen (15) days, Lender is entitled to foreclose its equity pledge rights in accordance with the Equity Pledge Agreement.

13.	Effectiveness, Modification and Cancellation
13.1	This Agreement shall take effect on the date of execution hereof by the Parties.
13.2	The modification of or amendment to this Agreement shall not be effective without written agreement of the Parties through the negotiation.
13.3

This Agreement shall not be terminated or canceled without written agreement through negotiation, provided Lender may, by delivering a thirty (30)-day prior notice to Borrower hereto, terminate this Agreement.

13.4

Unless Lender fails to grant the Loan as required hereunder after the satisfaction of all conditions as set forth in Section 7.1 hereunder by Borrower, Borrower shall not be entitled to unilaterally terminate this Agreement.

14.	Confidentiality
14.1

The negotiation, execution and articles of this Agreement and any information, documents, data and all other materials (herein “Confidential Information”) arising out of the implementation of this Agreement, shall be kept in strict confidential by the Parties. Without the written approval by the other Parties, neither of the Parties shall disclose to any third parties any Confidential Information, but the following shall not be considered to be “Confidential Information”:

(1)	The materials that are known by the general public (but not including the materials disclosed by a party receiving the materials in breach of this Agreement); or
(2)	The materials required to be disclosed subject to the applicable laws or the rules or provisions of any stock exchange.

The materials disclosed by each Party to its legal or financial consultants relating to the transactions under this Agreement, provided the legal or financial consultants shall comply with the confidentiality set forth in this Section. The disclosure of the confidential materials by staff or employed institution of any Party shall be deemed as the disclosure of such materials by such Party, and such Party shall bear the liabilities for breaching the contract.

14.2	This Article shall survive whatever this Agreement is invalid, amended, revoked, terminated or unable to implement by any reason.

15.	Force Majeure
15.1

“Force Majeure” refers that any event that could not be foreseen, and could not be avoided and overcome, which includes among other things, but without limitation, acts of nature (such as earthquake, flood or fire), government acts, strikes or riots;.

15.2

If an event of Force Majeure occurs, any of the Parties who is prevented from performing its obligations under this Agreement by an event of Force Majeure shall notify the other Party without delay and within fifteen (15) days of the event provide detailed information about and notarized documents evidencing the event and take appropriate means to minimize or remove the negative effects of Force Majeure on the other Party, and shall not assume the liabilities for breaching this Agreement. While the Force Majeure is continuing, the Party alleging breach may suspend her performance. The Parties shall keep on performing this Agreement after the event of Force Majeure disappears.

16.	Governing Law and Dispute Resolution
16.1	The effectiveness, interpretation, implementation and dispute-resolution related to this Agreement shall be governed under PRC Laws.
16.2

Any dispute arising out of this Agreement shall be resolved by Parties through mutual negotiation. If Parties could not reach an agreement within thirty (30) days since the dispute is brought forward, any Party may submit the dispute to China International Economic and Trade Arbitration Commission in Beijing for arbitration under its applicable rules, the language of arbitration proceedings shall be English. The arbitration award should be final and binding upon both parties.

16.3	During the process of dispute-resolution, Parties shall continue to perform other terms under this Agreement, except for provision of dispute resolution.

17.	Miscellaneous
17.1

The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

17.2	This Agreement shall bind and benefit the successor of each Party and the transferee permitted hereunder with the same rights and obligations as if the original parties hereof.
17.3

Any notice required to be given or delivered to the Parties hereunder shall be in writing and delivered to the address as indicated below or such other address or as such party may designate, in writing, from time to time. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: five (5) business days after deposit in the mail; (2) personal delivery or by fax: two (2) business days after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery:

Borrower:
Sumin Su
Address: 3D, Building 2, Manao Ge, Yitian Mingyuan, Futian District;
Tel: 0755-26710021
Fax: 0755-26710227

Hongjin Wu
Address: 18B, Building No.120, Yitian Chun, Futian District;
Tel: 0755-26710021
Fax: 0755-26710227

Lender:Shenzhen CCPower Investment Consulting Co., Ltd.
Contact person: Renyan GE
Address: Room 705, Cyber Times Tower B, Tairan Road, Futian district, Shenzhen, China
Tel: 136-3266-8228

17.4

If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portions shall not in any way be affected or impaired thereby. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which effects the Parties original intention to the largest extent.

17.5

This Agreement shall be executed in English and Chinese language versions, each of which shall have equal validity. However, in the event of any inconsistency between the two, the English language version shall govern and control.

17.6	This Agreement is executed in four (4) copies with each of the person signing this Agreement holding one copy. Each of copy shall be equally valid and authentic.

IN WITNESS THEREFORE, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

For and on behalf of

Borrower:

Shareholders of Shenzhen Jifu Communication Technology Co., Ltd.

Sumin Su:        /s/ Sumin Su

Di Wu:            /s/ Di Wu

Lender:

Shenzhen CCPower Investment Consulting Co., Ltd.

Legal Representative:       Renyan GE

Signature & Seal: :       /s/ Renyan Ge